UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMEDICA CORPORATION

(Name of Registrant as Specified in Its Charter)

Commission File Number: 001-33624

Not Applicable

(Name of Persons Filing Proxy Statement If Other Than the Registrant)

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On August 14, 2017, Amedica Corporation sent the following letter to its stockholders:

August 14, 2017

Dear Stockholder:

The important special meeting of the stockholders of Amedica Corporation has been adjourned, and is now scheduled to be held on September 7, 2017.

As more fully described in the proxy statement, your Board of Directors unanimously recommends that stockholders vote FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split.

The purpose of the Reverse Stock Split is to increase the per share trading price of our Common Stock, which we believe would allow us to regain compliance with the minimum bid price requirement under NASDAQ Listing Rule 5550(a)(2).

Your vote is important, no matter how many or how few shares you may own. Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

B. Sonny Bal

Chairman of the Board and

    Chief Executive Officer